AMENDED AND RESTATED WAFER SUPPLY AGREEMENT AMENDMENT NO. 7
    This Amended and Restated Seventh Amendment to the WAFER SUPPLY AGREEMENT (this “A&R Seventh Amendment”), dated as of May 12, 2021, amends that certain Wafer Supply Agreement, dated March 2, 2009 (the “Original WSA,” as amended by this A&R Seventh Amendment, the “Agreement”), as previously amended by the Wafer Supply Agreement Amendment No. 1 dated as of April 2, 2011, Wafer Supply Agreement Amendment No. 2 dated as of March 4, 2012, Wafer Supply Agreement Amendment No. 3 dated as of December 6, 2012, Wafer Supply Agreement Amendment No. 4 dated as of March 30, 2014, Wafer Supply Agreement Amendment No. 5, dated as of April 16, 2015, Wafer Supply Agreement Amendment No. 6 dated as of August 30, 2016, and Wafer Supply Agreement Amendment No. 7 dated as of January 28, 2019 (collectively, the “Prior Amendments”), by and among (i) Advanced Micro Devices, Inc., a Delaware corporation (“AMD”); (ii) with respect to all of the provisions in the Agreement other than those in Sections 5.5(a), 6.2 and 7.3(a) of the Agreement and the related provisions of the Agreement in connection with sales activities only (though without limiting FoundryCo’s guarantee obligations pursuant to Section 15.7 of the Agreement), GLOBALFOUNDRIES Inc., an exempted company incorporated under the laws of the Cayman Islands (“FoundryCo”), on behalf of itself and its direct and indirect whollyowned subsidiaries, including all FoundryCo Sales Entities and FoundryCo Manufacturing Entities, as further set forth in the Agreement; and (iii) subject to FoundryCo’s guarantee obligations pursuant to Section 15.7 of the Agreement, GLOBALFOUNDRIES U.S. Inc., a Delaware Corporation (“USOpCo”), which is a party to the Agreement solely with respect to Sections 5.5(a), 6.2 and 7.3(a) of the Agreement and the related provisions of the Agreement in connection with USOpCo’s sales activities (AMD, FoundryCo and USOpCo are collectively referred to herein as the “Parties”). Capitalized terms used in this A&R Seventh Amendment shall have the meanings ascribed to them herein. Capitalized terms without definitions herein shall have the meanings set forth in the Original WSA.
WHEREAS, as a matter of convenience and without waiving any of their respective rights, the Parties wish to merge the remaining obligations of the Prior Amendments such that except as expressly agreed to the contrary herein, the Original WSA and this A&R Seventh Amendment shall set forth all of the obligations among them with respect to AMD’s purchase of Products to be manufactured by FoundryCo;
WHEREAS, the Parties wish to set forth their agreement with respect to certain purchase commitments, pricing and other terms of the Agreement primarily regarding MPU Products, GPU Products and Chipset Products manufactured using any Process Nodes larger than the 7nm Process Node during the period commencing on January 1, 2019 and continuing through December 31, 2024 (the “New Period”), and to remove all future exclusivity obligations of AMD and FoundryCo with respect to all Products manufactured using any Process Nodes;
NOW, THEREFORE, in consideration of the promises and mutual agreements and covenants set forth, and intending to be legally bound, the Parties hereby agree as follows:

1.TERM
a.The term of this A&R Seventh Amendment shall be concurrent with the New Period. This A&R Seventh Amendment shall supersede all Prior Amendments, and such Prior Amendments shall have no further force and effect, except with respect to Sections 7 and 8 below, such provisions shall apply to reports, auditable items and Disputes that relate to products purchased, or obligations or events occurring or arising prior to the effective date of this A&R Seventh Amendment.
b.Section 12.1 of the Original WSA is hereby amended and restated in its entirety as follows:
“12.1 Term. This Agreement shall commence on the Effective Date and shall continue until December 31, 2024.”

2.EXCLUSIVITY; WAIVER PRODUCTS
a.Elimination of Exclusivity Obligations
AMD and FoundryCo agree that
i.notwithstanding any provision of the Original WSA to the contrary, AMD may as of the date hereof tape out products of any type with and procure foundry manufacturing services from any other foundry with respect to any and all products at any and all Process Nodes (e.g. 28nm, 14nm, 10nm, 7nm, 5nm, 3nm) without any obligation or liability of any kind to FoundryCo as a result;
ii.notwithstanding the final sentence of Section 2.1(a) of the Original WSA, AMD shall have no obligation to transition manufacture of any MPU Products of any business AMD may acquire from a third party to FoundryCo; and
iii.as to all other matters not addressed here, each of AMD’s and FoundryCo’s rights and obligations with respect to MPU Products, GPU Products and Chipset Products shall remain as governed by the Original WSA.
b.[****] Waivers
With respect to the Products entitled [****] and [****] (the “[****] Waiver Products”), which one or more Prior Amendments permitted AMD to manufacture with [****], including any minor modifications and enhancements thereof (collectively the “Prior Waiver”), the Prior Waiver

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

shall extend indefinitely throughout the entire life cycle of the [****] Waiver Products; provided, however, that such manufacturing of [****] Products will be limited to [****], and the manufacturing of [****] Products will be limited to [****]. The Parties agree that any waiver with respect to the [****] Products set forth in Prior Amendments has expired.
c.[****] Waiver
Subject to AMD’s timely payment of the [****] Waiver Payments pursuant to Section 2.d and any Mitigation Payments owed pursuant to Section 4 of this A&R Seventh Amendment, FoundryCo hereby waives any claim it may have arising out of or relating to the requirements of Sections 2.1(a) and 2.1(b) of the Agreement with respect to the tape out to and sourcing by AMD from [****] of the [****] Products named [****] (each of the [****] aforementioned Products a “[****] Waiver Product,” and a waiver relating to such [****] Waiver Product, a “[****] Waiver”). As used in this A&R Seventh Amendment, [****] and [****] shall include [****]. AMD may not avoid the requirements in this Section 2.c by changing the names of Products or their scope. For the avoidance of doubt, AMD and FoundryCo agree that any future related Products or derivatives relating to or emanating from any of the [****] Waiver Products, other than minor enhancements or modifications of the foregoing that result in Products that could be sold as substitutes for one or more of the [****] Waiver Products without changes in AMD’s product features, shall not be covered by any [****] Waiver. Changes in AMD’s product features shall include, without limitation, [****]. To the extent that AMD believes that a minor enhancement or modification of any of the [****] Waiver Products is covered by the [****] Waiver, no later than [****] prior to taping out the enhanced or modified Product (or for such [****], promptly following AMD’s receipt of [****]), AMD shall provide FoundryCo with a written notice that includes a description of the enhancement or modification. In lieu of the notice requirements set forth in Section 15.4 of the Agreement, the notice requirement may be fulfilled via an email to the FoundryCo non-CFO Partnership Committee members. For the avoidance of doubt, no waivers exist for any other [****] Products.
d.[****] Waiver Payments
i.Intentionally omitted.
ii.Quarterly Payments. As partial consideration for the [****] Waivers, AMD shall pay FoundryCo, on a quarterly basis, payments on a per-wafer basis to be calculated pursuant to Schedule 2(d)(i)(“[****] Quarterly [****] Waiver Payments”), such that for each relevant year in Column A, the total production wafer volume for such [****] Waiver Products supplied to AMD by [****] in the aggregate during such fiscal

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

quarter is multiplied by the dollar amount in Column B. The term “AMD [****] Wafers” means [****]. For purposes of calculating the [****] Quarterly [****] Waiver Payments, any AMD [****] Wafer volumes that were included in AMD’s Binding Forecasts to FoundryCo and were accepted by FoundryCo in writing, but that AMD subsequently purchased from [****] solely because FoundryCo subsequently informed AMD in writing that FoundryCo would not make the necessary capacity available to AMD (“Decommitted Wafers”), will be treated as if they had been purchased from FoundryCo rather than from [****]. In order to facilitate and formalize the Parties’ communications regarding forecasts, the Parties will hold periodic forecast interlock meetings. During such meetings, the Parties will discuss in good faith AMD’s forecast of [****] Wafers during the Binding Forecast Period and FoundryCo’s supply capability for such [****] Wafers. Following each interlock, the Parties will memorialize FoundryCo’s acceptance of the agreed portions of AMD’s [****] Wafer forecasts with respect to the Binding Forecast Period in writing, which writing may be fulfilled by an email exchange between each Party’s designated member of the Partnership Committee expressly setting forth the agreement with respect to the applicable forecast and including the phrases “Agreed by AMD” and “Agreed by Globalfoundries” respectively. Any disagreements between the Parties with respect to [****] Wafer forecast commitments shall be escalated pursuant to Section 3.2 of the Agreement. AMD will calculate the [****] Quarterly [****] Waiver Payments no later than [****] following the end of each fiscal quarter in which AMD purchased any [****] Waiver Product from [****], and shall pay the [****] Quarterly [****] Waiver Payments no later than [****] of the end of the quarter in which the purchases occurred. AMD’s obligation to make timely [****] Quarterly [****] Waiver Payments is unconditional, and AMD’s failure to make timely [****] Quarterly [****] Waiver Payments shall, in addition to any other remedies available to FoundryCo in this Agreement, or at law or equity, result in the termination of the [****] Waivers as follows: (A) for a failure to make a timely [****] Waiver Payment where such payment default is not disputed by AMD in good faith, FoundryCo may terminate the [****] Waivers following [****] written notice to AMD if such payment default is not cured by AMD within such [****] period; and (B) for a payment default disputed by AMD in good faith, a Party may escalate the dispute to the Partnership Committee, and if the Partnership Committee is unable to resolve the dispute within [****] of escalation, then the dispute will be escalated to the Chief Executive Officers of AMD and FoundryCo for resolution. If the Chief Executive Officers discuss and fail to resolve the dispute within [****] of escalation, then FoundryCo may terminate the [****] Waivers upon written notice of termination to AMD.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

e.Intentionally omitted
f.Intentionally omitted
g.Chipset Products
The following defined term shall be added to the Agreement immediately following Section 1.29:
“1.29.1 “Chipset Products” shall mean one or more integrated circuits marketed and sold by AMD as a separate product, that are manufactured at a Process Node that is equal to or smaller than [****]nm but larger than 7nm, and that are designed to mediate the flow of data between the central processing unit and peripheral devices using a PCI, PCIe, universal serial bus (USB) Serial ATA (SATA), low pin count (LPC), Integrated Drive Electronics (IDE), Azalia HD Audio (AZ), Serial Peripheral Interface (SPI), Secure Digital Input Output (SDIO) or similar bus.”

3.AMENDMENTS RELATED TO PRODUCT, PRODUCT PRICING, AND MANUFACTURING CAPACITY
a.Product Forecasts, Purchase Orders and Roadmaps
i.In lieu of the forecasting requirements of Section 5.1 of the Original WSA, AMD will provide FoundryCo, in writing on a monthly basis, with a non-binding, rolling [****] forecast of its monthly volume requirements for the Products listed in Schedule 3(a)(i) (the “Pre-Approved Products”) or other substitute Products approved in writing by FoundryCo subsequent to the date of this A&R Seventh Amendment (the “FoundryCo Approved Substitute Products”), identified by Product and Process Node. Notwithstanding the foregoing, the first [****] of the [****] rolling forecast referenced above will be binding with respect to the total Wafer volume on a Product level basis during such [****] period only, and the [****] of the [****] rolling forecast will be binding with respect to the total Wafer volume on a Process Node basis during such [****] period only (accordingly, notwithstanding the Original WSA, the term “Binding Forecast” will mean AMD’s Product forecast for the first [****] of such [****] forecast as provided herein, and “Binding Forecast Period” will mean such [****] period). AMD acknowledges and agrees that FoundryCo may rely on such forecasts for the purposes of scheduling manufacturing and other resources in accordance with the terms of the Agreement. AMD’s Binding Forecast for [****] is attached as Schedule 3(a)(i).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ii.In addition to the forecast requirements described in Section 3(a)(i) above, AMD shall provide FoundryCo a non-binding volumes forecast that includes all Products, separately aggregated by technology and by product type ([****] MPU Products, [****] MPU Products, GPU Products, Chipset Products, and Other Future Products), for the remainder of the New Period, to be updated and provided to FoundryCo on or before [****] of each year.
iii.Intentionally omitted
iv.AMD agrees to provide FoundryCo detailed Product mix information in the form of its Universal Order Book and purchase orders on a [****] frequency. The Product mix information and purchase orders shall be released and reflect the Product mix for at least [****] in advance of the commencement of manufacturing for each Product. Notwithstanding the foregoing or any other provision of this Agreement or any purchase order to the contrary, but without diminishing any of AMD’s obligations to comply with Section 4 of this A&R Seventh Amendment, FoundryCo acknowledges and agrees that AMD may update actual Product mix information in accordance with AMD’s [****] process (currently referred to as the Universal Order Book process), by which AMD will provide FoundryCo updated Product mix information by [****]. Without diminishing any of AMD’s obligations to comply with Section 4 of this A&R Seventh Amendment, the Parties agree to meet and discuss in good faith any flexibility regarding product volumes, taking into consideration purchase orders, pricing, capacity constraints, Product started to date and margin. In the event the Parties are unable to agree within [****] after discussing in good faith, such disagreement will be escalated to the Partnership Committee and, if required, the Parties’ respective Chief Executive Officers pursuant to Section 3.2 of the Agreement.
v.FoundryCo may at its option [****]. Within [****] of receiving such notice, AMD shall provide FoundryCo with its desired Product mix for such [****] period, and FoundryCo will adhere to such Product mix. If AMD does not respond within [****], FoundryCo may [****] based on the latest the Product mix information released by AMD to FoundryCo and such Product mix shall be binding upon AMD.
With respect to Production Wafers that are covered by the [****] of AMD’s binding forecast, FoundryCo may also [****], but only upon mutual agreement with AMD regarding the Product mix, such agreement not to be unreasonably withheld or delayed.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FoundryCo shall have the option of selecting the location for storage of such Production Wafers at either FoundryCo’s own premises or at a third party’s premises subcontracted by FoundryCo, provided that such third party is obligated to maintain the Wafers in accordance with industry standards. [****] shall bear the storage costs of any Production Wafers stored at [****]. FoundryCo agrees to use reasonable commercial efforts to properly store such Production Wafers in accordance with applicable industry standards. FoundryCo agrees that it will deliver to storage pursuant to this Section 3(a)(v) only Production Wafers that exceed the applicable [****] determined as mutually agreed by the Parties at the time [****] and that Section 9 of the Agreement shall apply to the Production Wafers placed in storage pursuant to this Section 3.a.v, including for any Production Wafers that do not meet such [****]. In the event of capacity constraints relating to [****], FoundryCo may deliver to storage Production Wafers which are [****]. The applicable [****] for such wafers upon [****] shall be based on the [****] of such wafers [****]. Title and risk of loss of any stored Production Wafers shall remain with FoundryCo until delivered to AMD in accordance with the applicable delivery schedule and terms for such Production Wafers.
vi.If and to the extent that AMD has not delivered the applicable Product mix information relating to Production Wafers in accordance with the dates set forth in Section3(a)(iii) or 3(a)(iv) above, then FoundryCo may manufacture such Production Wafers based on the most recent Product mix information in the Universal Order Book (or absent Universal Order Book information, in the most recent forecast), provided by AMD pursuant to Section 3(a)(i) above; provided, that if AMD had not previously made available the contemplated Product mix information FoundryCo may develop and submit its plan for production of Products to AMD for discussion, and in the absence of a definitive response by AMD within [****] of receipt of such plan FoundryCo may manufacture such Production Wafers based on its proposed plan and AMD shall be obligated to take delivery of and pay for such Wafers pursuant to the payment provisions set forth in the Agreement. If and to the extent that AMD has not delivered purchase orders for specified Production Wafers in accordance with the dates set forth in Section 3(a)(iii) or 3(a)(iv) above, then FoundryCo shall thereafter have the right to send an invoice to AMD at the time when the applicable specified Production Wafers are delivered reflecting the price of the applicable Production Wafers for which such purchase orders have not been provided.
b.Product Pricing

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Notwithstanding Section 7.1 and Exhibit A of the Original WSA, the Parties agree to the pricing for 2019, 2020, 2021, 2022, 2023 and 2024 products as set forth in Schedule 3(b)(i) herein.
c.Manufacturing Capacity
i.Provided AMD is in compliance with its obligations under Section 4 herein, FoundryCo shall provide manufacturing capacity support to AMD for Pre-Approved Products and FoundryCo Approved Substitute Products in the amount of at least [****] wafers per year [****] for each of 2022, 2023 and 2024 (the “Annual Capacity Reservation”), and reserve such applicable capacity as described above for each of the years 2022, 2023, and 2024, accordingly.
ii.For the purposes of this A&R Seventh Amendment, the following definitions shall apply:
1.“Actual Annual Delivery” shall for a given fiscal year be the dollar amount equal to the quantity of each Pre-Approved Product and FoundryCo Approved Substitute Product that FoundryCo delivers to AMD during a given fiscal year multiplied by the applicable price for each such Product.
2.“Annual Delivery Obligation” shall for a given fiscal year be the dollar amount equal to the Annual Capacity Reservation multiplied by the applicable price for each such Product.
3.“Annual Delivery Delta” shall mean, in cases where the Actual Annual Delivery during a given fiscal year is less than the Annual Delivery Obligation for such fiscal year, the dollar amount equal to the difference between these two amounts. Notwithstanding the above, for purposes of the calculation of the Annual Delivery Delta, quantities of Pre-Approved Products and FoundryCo Approved Substitute Products that FoundryCo failed to deliver during a given fiscal year solely as a result of the occurrence of a force majeure event (pursuant to Section 15.3 of the Original WSA) shall not be included as part of the Annual Delivery Obligation quantities for such fiscal year.
iii.In the event the Actual Annual Delivery is less than the Annual Delivery Obligation for a given fiscal year, FoundryCo shall make shortfall payments (“Shortfall Payments”) to AMD, within [****] of the end of such fiscal year, equal to the following:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.In the event the Annual Delivery Delta is less than [****] for the applicable fiscal year, FoundryCo shall pay to AMD an amount equal to [****] of the Annual Delivery Delta for the applicable fiscal year.
2.In the event the Annual Delivery Delta is greater than or equal to [****] for the applicable fiscal year, FoundryCo shall pay to AMD an amount equal to [****] of the Annual Delivery Delta for the applicable fiscal year.
iv.AMD agrees that receipt of the Shortfall Payments shall be the sole and exclusive remedy for FoundryCo’s failure to meet the Annual Delivery Obligation. The foregoing sentence shall not limit AMD’s remedies with respect to any other failure or breach of the Agreement by FoundryCo.
v.The provisions of Section 3(c)(ii, iii and iv) above shall survive the expiration of the New Period but only as applicable to any Shortfall Payments owed with respect to the New Period.

4.ANNUAL FLOOR, MITIGATION PAYMENTS AND ADVANCE PAYMENTS
a.    Annual Revenue Floor
i.AMD shall purchase from FoundryCo, for each fiscal year during the New Period, at a minimum the applicable New Annual Fixed Revenue Floor.
ii.For the purposes of this A&R Seventh Amendment, the following definitions shall apply:
1.“New Annual Fixed Revenue Floor” shall for a given fiscal year equal the dollar amounts set forth for that year in Schedule 4(a)(ii)(1) attached hereto.
2.“Delta from the New Applicable Floor” shall mean, in cases where FoundryCo’s Actual Annual Revenue from AMD is less than the New Annual Fixed Revenue Floor in any given year, the dollar amount equal to the difference between these two amounts.
3.“FoundryCo’s Actual Annual Revenue From AMD” shall mean the total amounts invoiced by FoundryCo ([****]) from AMD’s purchase of Production Wafers from FoundryCo during

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

each fiscal year. For the avoidance of doubt, “FoundryCo’s Actual Annual Revenue From AMD” shall include [****].
b. In the event FoundryCo’s Actual Annual Revenue From AMD is less than the New Annual Fixed Revenue Floor, AMD shall make mitigation payments (“Mitigation Payments”) to FoundryCo, within [****] of the end of such fiscal year, equal to the following:
i.In the event the Delta from the New Applicable Floor is less than [****] for the applicable year, AMD shall pay to FoundryCo an amount equal to [****] of the Delta from the New Applicable Floor for the applicable fiscal year.

ii.In the event the Delta from the New Applicable Floor is greater than or equal to [****] for the applicable year, AMD shall pay to Foundry an amount equal to [****] of the Delta from the New Applicable Floor for the applicable fiscal year.
iii.An illustrative example of the calculation of Mitigation Payments is set forth in Schedule 4(b)(iii) attached hereto.

c.In the event AMD is unable to meet the requirements of Section 4(a) during any fiscal year as a direct result of FoundryCo’s failure to deliver its Annual Capacity Reservation obligations under this A&R Seventh Amendment for such fiscal year (including failure to deliver due to an event of force majeure), then for purposes of calculating the Mitigation Payments for such fiscal year, the New Annual Fixed Revenue Floor shall be automatically reduced by a dollar amount equal to the quantity of Products not delivered during such fiscal year multiplied by the applicable price for such Products.
FoundryCo agrees that receipt of the Mitigation Payments shall be the sole and exclusive remedy for AMD’s failure to meet the New Annual Fixed Revenue Floor. The foregoing sentence shall not limit FoundryCo’s remedies with respect to any other failure or breach of the Agreement by AMD, including without limitation any failure by AMD to comply with its obligations to remit payments for Products, services and waivers in a timely manner.
d.Payments. Section 7.3(a) of the Agreement shall be amended in its entirety as follows:
“(a) The FoundryCo Sales Entities will invoice AMD for all Products (including Product Development Wafers) shipped to AMD in a manner to be mutually agreed by the applicable FoundryCo Sales Entities and AMD.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Unless otherwise agreed by the Parties, payment shall be made in U.S. Dollars in cash (i) within [****] after the invoice date until [****]; and (ii) within [****] thereafter.”
e.Advance Payments. Provided FoundryCo is in compliance with its obligations under Section 3(c)(i) above, AMD agrees to make the following three advanced cash payments:
i.AMD shall pay a lump sum amount equal to [****] as an advance payment to FoundryCo on or by [****], 2022 (the “First 2022 Advance Payment”), and FoundryCo shall provide a credit to AMD against each invoice issued (up to but not exceeding the total invoice amount) in accordance with this Agreement; provided that any such credit obligations of FoundryCo expire at the earlier of (a) such time as the entire First 2022 Advance Payment is returned in full to AMD; or (b) [****], on which date FoundryCo shall return in full to AMD any credit balance that remained on [****].

ii.AMD shall pay a lump sum amount equal to [****] as an advance payment to FoundryCo on or by [****], 2022 (the “Second 2022 Advance Payment”), and FoundryCo shall provide a credit to AMD against each invoice issued (up to but not exceeding the total invoice amount less any remaining credit relief related to the First 2022 Advance Payment) in accordance with this Agreement; provided that any such credit obligations of FoundryCo expire at the earlier of (a) such time as the entire Second 2022 Advance Payment is returned in full to AMD; or (b) [****], on which date FoundryCo shall return in full to AMD any credit balance that remained on [****].

iii.AMD shall pay a lump sum amount equal to [****] as an advance payment to FoundryCo on or by [****] (the “2023 Advance Payment”), and FoundryCo shall provide a credit to AMD against each invoice issued (up to but not exceeding the total invoice amount less any remaining credit relief related to the Second 2022 Advance Payment) in accordance with this Agreement; provided that any such credit obligations of FoundryCo expire at the earlier of (a) such time as the entire 2023 Advance Payment is returned in full to AMD; or (b) [****], on which date FoundryCo shall return in full to AMD any credit balance remaining on [****].

f.The provisions of this Section 4 shall survive the expiration of the New Period but only as applicable to any Mitigation Payments owed with respect to the New Period.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.SORTING AND MASK SERVICES
a.The Parties agree that Section 4.2(a) of the Original WSA will no longer apply, and that the Parties shall negotiate in good faith and mutually agree upon terms and conditions to govern AMD’s future purchases of Sort Services from FoundryCo. Notwithstanding the foregoing, AMD shall [****]. The Parties’ good faith discussions shall take into account FoundryCo’s utilization of its existing equipment and tooling, and its performance of Sort Services on all new Products (including [****]), and that consignment by AMD of equipment and tooling necessary for FoundryCo to perform Sort Services, [****], will be only as mutually agreed.
b.To assist AMD with the [****] or other AMD Furnished Property for use at FoundryCo’s manufacturing site in Dresden, Germany from a place outside the European Union (“EU”), upon request, FoundryCo will provide logistics and clearance services for such AMD Furnished Property (“Import Services”).  Such requests will be made in the form of a purchase order for Import Services at a mutually agreed price quoted by FoundryCo.  AMD will deliver the AMD Furnished Property DAP to FoundryCo's Fab 1 in Dresden, Germany.   Upon acceptance of such purchase order and completion of performance of such Import Services, FoundryCo will invoice AMD for the Import Services and any expenses necessarily incurred in connection therewith, which expenses may include freight, duties, clearance costs, and any value added tax (“VAT”).  AMD shall pay such invoices in accordance with Section 7.3 of the Agreement.

c.Once such AMD Furnished Property is no longer required, in particular due to Product termination or end of life, FoundryCo will give AMD no less than [****] prior written notice to take delivery of such AMD Furnished Property.  FoundryCo will deliver the AMD Furnished Property FCA FoundryCo's Fab 1 in Dresden, Germany.  If AMD fails to collect the AMD Furnished Property, FoundryCo will be entitled to scrap, dispose or destroy such AMD Furnished Property in a manner FoundryCo elects, provided that industry-standard measures are used to protect AMD’s intellectual property in such AMD Furnished Property.  The Parties assume that the return of AMD Furnished Property is not subject to VAT.  However, in case FoundryCo is required to pay VAT related to AMD Furnished Property by a tax authority, FoundryCo will invoice VAT, including interest (if charged by the tax authority) to AMD and AMD will pay such invoice in accordance with Section 7.4 of the Agreement.
d.AMD agrees that it shall procure mask services for Production Wafers provided by FoundryCo [****] from FoundryCo during the New Period.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.[****]
a.There are no [****] or [****] requirements or other committed [****] with respect to any Products to be delivered by FoundryCo to AMD during the New Period, other than any mutually agreed arrangements in response to [****]. FoundryCo’s obligations with respect to [****] and [****] shall remain as set forth in the Original WSA.

7.REPORTS AND AUDIT
a.Reports Related to Waived Products. In order to assist FoundryCo in confirming AMD’s compliance with the applicable waiver payments, AMD agrees to provide the following written reports, which AMD represents to be true and accurate upon issuance of each report and which, in all cases, shall be subject to the audit provisions set forth in Section 8 of the Agreement.
i.No later than [****] following the conclusion of each [****], AMD shall provide FoundryCo with a written report stating:
1.the name and technology node of each [****] Waiver Product and [****] Waiver Product;
2.the total wafer volumes purchased of the [****] Waiver Products and [****] Waiver Products that were manufactured at [****] during the prior [****].
b.Intentionally omitted.
c.Audit Rights. Section 8.1(b) of the Original WSA is hereby amended and restated in its entirety as follows:

“AMD. AMD shall keep records in sufficient detail to enable FoundryCo to determine that AMD has complied with its [****] Quarterly [****] Waiver Payment and Prior Waiver commitments pursuant to the Agreement. AMD shall permit said records to be inspected, at FoundryCo’s expense, upon reasonable advance notice, during regular business hours by an independent auditor selected by FoundryCo and approved by AMD, which approval shall not be unreasonably withheld. The audit shall be for the purposes of (i) verifying that AMD has complied with its [****] Quarterly [****] Waiver Payment and Prior Waiver commitments pursuant to the Agreement and (ii) confirming the accuracy of any additional amounts payable by AMD to

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FoundryCo as described in Section 2, Section 3 and Section 4 of the A&R Seventh Amendment. Inspections conducted under this Section 8.1(b) shall be at FoundryCo’s expense, unless AMD has failed to comply with its payment obligations and commitments pursuant to the Agreement, or has a non-compliance variance adverse to FoundryCo with respect to additional amounts payable pursuant to Section 2, Section 3 and/or Section 4 of the A&R Seventh Amendment of [****] percent ([****]%) or more, in which case AMD shall bear the reasonable expenses of such audit.”
d.The provisions of this Section 7 shall survive the expiration of the New Period but only as applicable to activities that occurred during the New Period, and payments owed in connection with such activities.

8.PRIOR AMENDMENTS
a.Section 1.48 of the Agreement is hereby amended and restated in its entirety to read as follows:
“1.48 FoundryCo Sales Entities shall mean USOpCo, GLOBALFOUNDRIES Singapore Pte. Ltd. (a private limited Singapore company and a wholly-owned subsidiary of FoundryCo) and any other direct or indirect wholly-owned subsidiaries of FoundryCo to which FoundryCo has delegated the responsibility to process purchase orders from AMD and to offer to sell and sell Products to AMD in accordance with this Agreement.”
b.Section 15.11(c) of the Agreement shall be amended and restated in its entirety as follows:
“(c)    Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the LCIA Rules then in effect, as amended by this Section 15.11, which LCIA Rules are deemed to be incorporated by reference into this Section 15.11. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two arbitrators nominated by the Parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within thirty (30) days, the LCIA Court shall appoint a third arbitrator to act as Chairman of the Tribunal. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the Parties, and, subject to this Section 15.11, may be entered and enforced in any court of competent jurisdiction by any of the Parties. In the event any party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The Parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, prior to the formation of the Tribunal, the Parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the Parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the Parties. In furtherance of the foregoing, each of the Parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 15.11; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement, as the case may be (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 15.11).”
c.The provisions of this Section 8 shall survive the expiration of the New Period but only as applicable to activities that occurred during the New Period.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.ADDITIONAL AGREEMENTS
a. Section 15.4 of the Original WSA is hereby amended and restated in its entirety as follows:
“Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with  this Section 15.4):
(a)    If to FoundryCo or USOpCo:
GLOBALFOUNDRIES
Legal Department
400 Stone Break Road Extension
Malta, NY 12020 USA
Attention: General Counsel

(b)   If to AMD:
Advanced Micro Devices, Inc.
7171 Southwest Parkway
MS 100.T
Austin, Texas 78735
Attention: General Counsel

10.MISCELLANEOUS
a.The Partnership Committee will consist of the people listed in Schedule 10(a) or their equivalent replacements. The Partnership Committee may invite any other executives or subject matter experts to attend a Partnership Committee meeting to the extent required to resolve a dispute. For the avoidance of doubt, the Partnership Committee responsibilities, in addition to the responsibilities set forth in Section 3.2(a) of the Agreement, include the following specific items:
1.Any disputes arising out of the calculations or payments to be made as a result of [****] Waiver Payments or other payments to be made under the A&R Seventh Amendment; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.Any disputes arising out of the calculations or payments to be made pursuant to Section 3(c) or Section 4 of this A&R Seventh Amendment.
b.Each of FoundryCo and AMD represents and warrants that this A&R Seventh Amendment has been duly authorized, executed and delivered by it, that this A&R Seventh Amendment is duly enforceable pursuant to its terms and that the execution, delivery and performance of this A&R Seventh Amendment does not conflict with applicable law or any of its organizational documents or result in a breach or violation of, or constitute a default under, any agreement to which it is a respective party.
c.Each of FoundryCo and AMD acknowledges the importance of prompt collaboration and communication with respect to all communications and announcements, whether by press release or otherwise, in respect of their commercial relationship and, as such, agrees to work together and coordinate such communications and announcements, and will make such communications and announcements available to the other party in advance to the extent reasonably possible. This Section 10(c) shall not affect, waive or otherwise amend the existing provisions of the Agreement with respect to communications and announcements.
d.In order to avoid miscommunications or misunderstandings concerning whether a Party has agreed to amend or waive any provision of the Agreement, no amendments or waivers shall be effective or agreed by any Party unless such amendment or waiver is expressed in a writing specifically identified as such and signed by the Chief Executive Officer or Chief Financial Officer of FoundryCo and by the Chief Executive Officer or Chief Financial Officer of AMD, and no emails or other written communications, oral communications or actions or inactions by employees of any Party that may be inconsistent with the expressed written provisions of the Agreement shall serve as a basis for any Party to argue or establish that an amendment, waiver, or estoppel has been effected with respect to any written provision of this Agreement.
e.All references to “fiscal quarter” or “fiscal year” herein shall mean FoundryCo’s fiscal quarter or fiscal year, unless explicitly noted otherwise.
f.Other than as expressly provided in this A&R Seventh Amendment, no other amendments are being made to the Agreement, and all other provisions of the Agreement shall remain in full force and effect in accordance with the terms of the Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this A&R Seventh Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:     /s/ Devinder Kumar
Name: Devinder Kumar
Title:    Executive Vice President, CFO & Treasurer

GLOBALFOUNDRIES INC.

By:     /s/ David Reeder
Name: David Reeder
Title: Senior Vice President & CFO

GLOBALFOUNDRIES U.S. INC.

By:     /s/ David Reeder
Name: David Reeder
Title: Senior Vice President & CFO

Schedule 2(d)(i)– [****] Waiver Payment
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 3(a)(i)

AMD Binding Forecast for [****] – [****]
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 3(b)(i)
2019-2021 Wafer Pricing
[****]
Schedule 3(b)(i), Cont’d
2022-2024 Wafer Pricing
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 4(a)(ii)(1)
New Annual Fixed Revenue Floors

Calendar Year	2019	2020	2021	2022	2023	2024
Annual Fixed Revenue Floor	[****]	[****]	[****]	[****]	[****]	[****]
* Notwithstanding the above, if FoundryCo fails to meet its obligation under Section 3(c)(i) of this A&R Seventh Amendment by [****] or more in the aggregate over the [****] fiscal years, then the New Annual Fixed Revenue Floor applicable to [****] shall automatically be reduced by the equivalent number of wafers that FoundryCo has failed to deliver

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 4(b)(iii) – Illustrative Examples of Mitigation Payments

Example 1:
[****]
Example 2
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 10(a) – Partnership Committee Membership

For AMD: [****]
For FoundryCo: [****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.